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                                                                 EXHIBIT 10.33


                              ETEC SYSTEMS, INC.
                            26460 Corporate Avenue
                           Hayward, California 94545


                                August 7, 1996

ESI (CA) QRS 12-6, Inc.
c/o W.P. Carey & Co., Inc.
50 Rockefeller Plaza
New York, New York 10020

Attention:  Mr. Barclay Jones,

Creditanstalt Corporate Finance, Inc.
4 Embarcadero Center, Suite 1630
San Francisco, California

Attention:  Mr. Jack Bertges

Ladies and Gentlemen:

     Whereby, in furtherance of and in connection with the modification of certain registration rights held by ESI (CA) QRS12-6, Inc. ("Landlord") pursuant to that certain Warrant Agreement dated as of February 1, 1995 by and between Landlord and Etec Systems, Inc. (the "Company"), Landlord and the Company have agreed to (1) amend the Warrant Agreement, and (2) refund a portion of the purchase price of the Leased Premises (as defined in the Lease Agreement (the "Lease") dated as of February 1, 1995 by and between Landlord and the Company). This letter will constitute our agreement in accordance with the following terms:

     1. Landlord is presently the holder of 159,314 warrants (the "Warrants") to purchase Common Stock, par value $.01 per share ("Common Stock") of the Company, and Creditanstalt Corporate Finance, Inc. ("Creditanstalt") is presently the holder of 53,104 Warrants. The Warrants are held subject to the terms of the Warrant Agreement.

     2. To effect the purposes of Section 32 of the Warrant Agreement it is hereby agreed that Landlord shall retain 68,768 Warrants (the "Retained Warrants") and Creditanstalt shall receive 22,461 shares of Common Stock (the "Retained Stock").

     3. The Warrant Agreement is hereby amended to permit the holders to exercise the Warrants either (a) by paying the cash exercise price or (b) in a cashless exercise, pursuant to which the holder of the Warrants would receive the full number of shares of stock, less that number of shares having a fair market

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value (determined at the time of exercise) equal to the aggregate exercise price.

     4. Concurrently with execution and delivery hereof, the Company shall refund to Landlord $2,633,473 ("Refund Amount") as a reduction of Landlord's purchase price. The Refund Amount shall be used to make prepayment to Creditanstalt as a principal prepayment in respect of the indebtedness of Landlord evidenced by that certain Real Estate note (the "Note") dated February 1,1995 in the original principal amount of $6,250,000. Effective as of the first Basic Rent Payment Date after such prepayment, the scheduled monthly payments due under the Note shall be equal to $33,551 monthly Basic Rent under the Lease shall be reduced to $85,253, and, effective immediately, the schedule of Termination Values attached to the Lease as Schedule 1 for each Lease Year be reduced by an amount equal to $1,316,736.

     5. The foregoing transactions satisfy the rights and obligations of the parties under Section 32 of the Warrant Agreement, and the Landlord shall thereafter hold the Retained Warrants and Creditanstalt shall thereafter hold the Retained Stock free of any rights of the Company under such Section.

     6. The Company hereby acknowledges and agrees that the foregoing amendment and exercise of Warrants is made in furtherance of the Company's obligations under the Warrant Agreement and no additional consideration is being received by the Company in connection herewith.

     7.   Terms not otherwise defined herein are as defined in the Lease.

     If the foregoing is acceptable, please sign a copy of this letter and return it to us.

                                  Very truly yours,

                                  ETEC SYSTEMS, INC.



                                  By  /s/ Melanie Mock
                                    -------------------------
                                          Melanie Mock
                                           Treasurer



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     We consent and agree as set forth above.

                                       ESI (CA) QRS 12-6, INC.



                                       By /s/ Gordon J. Whiting
                                          --------------------------------
                                       Name   Gordon J. Whiting
                                            ------------------------------
                                       Title  Vice President
                                             -----------------------------


                                       CREDITANSTALT CORPORATE FINANCE, INC.


                                       By /s/ Jack R. Bertges
                                          --------------------------------
                                       Name   Jack R. Bertges
                                             -----------------------------
                                       Title  Senior Vice President
                                             -----------------------------


                                       By /s/ James F. McCann
                                          --------------------------------
                                       Name   James F. McCann
                                             -----------------------------
                                       Title  Vice President
                                             -----------------------------

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